UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2006

Hiland Partners, LP

(Exact name of registrant as specified in its charter)

DELAWARE	000-51120	71-0972724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 West Male, Suite 1100
Enid, Oklahoma 73701
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (580) 242-6040

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 25, 2006, Hiland Holdings GP, LP (“Holdings”) closed its initial public offering and certain related transactions (together, the “Transactions”).  Holdings was formed to own the 2% general partner interest in us, all of the incentive distribution rights in us, and 1,301,471 of our common units and 4,080,000 of our subordinated units, all of which were previously held by entities controlled by Harold Hamm, certain trusts and members of management.

In connection with the closing of the Transactions, we executed a Non-Competition Agreement dated September 25, 2006, by and among Holdings, Hiland Partners GP Holdings, LLC, Holdings’ general partner, and us, pursuant to which Holdings and its general partner will not, and will cause their respective affiliates not to engage in, whether by acquisition, construction, investment in debt or equity interests of any person or otherwise, the business of gathering, treating, processing and transportation of natural gas in North America, the transportation and fractionation of NGLs in North America, and constructing, buying or selling any assets related to the foregoing businesses other than through their interests in us. This restriction does not apply to:

•      any business that is primarily related to the exploration for and production of oil or natural gas, including the sale and marketing of oil and natural gas derived from such exploration and production activities;

•      the purchase and ownership of not more than five percent of any class of securities of any entity engaged in the business described above;

•      any business conducted by Holdings, its general partner or their respective affiliates as of the date of the closing of the Transactions;

•      any business that Holdings, its general partner or their respective affiliates acquire or construct that has a fair market value or construction cost, as applicable, of less than $5.0 million;

•      any business that Holdings, its general partner or their respective affiliates acquire or construct that has a fair market value or construction cost, as applicable, of $5.0 million or more, if we have been offered the opportunity to purchase the business for the fair market value or construction cost, as applicable, and we decline to do so with the concurrence of the conflicts committee of the board of directors of our general partner; and

•      any business conducted by Holdings, its general partner or their respective affiliates, with the approval of the conflicts committee of the board of directors of our general partner.

The benefits of Holdings’ non-competition obligations will terminate on the first day on which Holdings no longer controls us.  A copy of the Non-Competition Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

In addition, as a result of the Transactions, Holdings now owns, directly or indirectly, 100% of the membership interests in Hiland Partners GP, LLC, our general partner.  In order to effect this change in the ownership of our general partner, Holdings and Hiland Partners GP, Inc., a wholly-owned subsidiary of Holdings, executed an amendment to the Amended and Restated Limited Liability Company Agreement of Hiland Partners GP, LLC.  The Second Amended and Restated Limited Liability Company Agreement of Hiland Partners GP, LLC is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Non-Competition Agreement dated September 25, 2006 by and among Hiland Partners, LP, Hiland Holdings GP, LP and Hiland Partners GP Holdings, LLC.

10.2	Second Amended and Restated Limited Liability Company Agreement of Hiland Partners GP, LLC dated September 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILAND PARTNERS, LP

By:	Hiland Partners GP, LLC,
its General Partner

By:	/s/ Randy Moeder
	Name:	Randy Moeder
	Title:	Chief Executive Officer and President

September 29, 2006

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

10.1	Non-Competition Agreement dated September 25, 2006 by and among Hiland Partners, LP, Hiland Holdings GP, LP and Hiland Partners GP Holdings, LLC.

10.2	Second Amended and Restated Limited Liability Company Agreement of Hiland Partners GP, LLC dated September 25, 2006.